UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2015

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (216) 694-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 19, 2015, at the 2015 Annual Meeting of Shareholders (the "Annual Meeting") of Cliffs Natural Resources Inc. (the “Company”), the shareholders of the Company approved the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan (the “2015 Equity Plan”). The 2015 Equity Plan authorizes, subject to adjustment, up to 12,900,000 of the Company’s common shares to be issued pursuant to stock options, appreciation rights ("SARs"), restricted shares, restricted share units ("RSUs"), performance shares, performance units and certain other awards based on or related to the Company's common shares, plus cash incentive awards, for the purpose of providing the officers and other key employees incentives and rewards for performance. Officers and key employees of the Company and its subsidiaries, as selected by the Compensation and Organization Committee of the Board of Directors of the Company, are eligible for awards under the 2015 Equity Plan.     The 2015 Equity Plan will be administered by the Compensation and Organization Committee.
Subject to adjustment as described in the 2015 Equity Plan, total awards under the 2015 Equity Plan are limited to 12,900,000 shares, plus any shares recycled into the 2015 Equity Plan as described below. These shares may be shares of original issuance or treasury shares or a combination of the foregoing. The 2015 Equity Plan also provides that, subject to adjustment as described in the 2015 Equity Plan:

•	the aggregate number of common shares actually issued or transferred upon the exercise of incentive stock options will not exceed 12,900,000 common shares;

•	no participant will be granted stock options and/or SARs, in the aggregate, for more than 1,000,000 common shares during any calendar year;

•
no participant will be granted awards of restricted shares, RSUs, performance shares and/or other stock-based awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in the aggregate, for more than 1,000,000 common shares during any calendar year;

•
no participant in any calendar year will receive an award of performance units and/or other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, having an aggregate maximum value as of their respective grant dates in excess of $20,000,000;

•
no participant in any calendar year will receive cash incentive awards that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code having an aggregate maximum value in excess of $10,000,000; and

•
awards that do not comply with the applicable minimum vesting periods provided for in the 2015 Equity Plan (as further described below) will not result in the issuance or transfer of more than 5% of the maximum number of common shares available under the 2015 Equity Plan.

The 2015 Equity Plan contains fungible share counting mechanics, which generally means that awards other than stock options and SARs will be counted against the aggregate share limit as two common shares for every common share that is actually issued or transferred under such awards. This means, for example, that only 6,450,000 common shares could be issued in settlement of RSU awards from the 12,900,000 common shares initially authorized.
If any common shares issued or transferred pursuant to an award granted under the 2015 Equity Plan are forfeited, or an award granted under the 2015 Equity Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), the common shares issued or transferred pursuant to, or subject to, such award (as applicable) will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again be available for issuance or transfer as described in the 2015 Equity Plan. The following common shares will not be added back to the aggregate share limit under the 2015 Equity Plan: (1) shares tendered or otherwise used in payment of an option’s exercise price; (2) shares withheld or otherwise used by us to satisfy tax withholding obligations; and (3) shares that are repurchased by us with stock option proceeds. Further, all common shares covered by SARs that are exercised and settled in shares, whether or not all common shares covered by the SARs are actually issued to the participant upon exercise, will be considered issued or transferred pursuant to the 2015 Equity Plan. If a participant elects to give up the right to receive compensation in exchange for common shares based on fair market value, such common shares will not count against the aggregate share limit under the 2015 Equity Plan.

The 2015 Equity Plan provides that, except for awards under which up to an aggregate of 5% of the maximum number of common shares that may be issued or transferred under the 2015 Equity Plan:

•
Time-based restrictions on stock options, SARs, restricted shares, RSUs and other share-based awards may not lapse solely by the passage of time sooner than after one year, unless the Compensation Committee specifically provides for those restrictions to lapse sooner, including (1) by virtue of the retirement, death or disability of a participant or (2) in the event of a change in control only where either (A) within a specified period of time a participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason or (B) such awards are not assumed or converted into replacement awards in a manner described in the applicable award agreement (we refer to any change in control satisfying these conditions as a double-trigger change in control); and

•
Restrictions on stock options, SARs, restricted shares, RSUs and other share-based awards that lapse upon the achievement of management objectives may not lapse sooner than after one year, and the performance period for performance shares and performance units must be at least one year, unless the Compensation Committee specifically provides in a grant for earlier lapse or modification, including by virtue of the retirement, death or disability of a participant or a double-trigger change in control.

The 2015 Equity Plan is designed to allow awards made under the 2015 Equity Plan to potentially qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. In particular, the 2015 Equity Plan includes a list of performance measures upon which a grant or vesting of a "qualified performance-based award" must be conditioned pursuant to the 2015 Equity Plan, which measures are as follows (including relative or growth achievement regarding such metrics): (1) Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit - these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition); (2) Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment); (3) Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity); (4) Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables); (5) Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds); (6) Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio); (7) Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and (8) Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.
The description of the 2015 Equity Plan contained herein is qualified in its entirety by reference to the complete terms and conditions of the 2015 Equity Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Because the shareholders of the Company approved the 2015 Equity Plan, it became effective and replaces the Amended and Restated Cliffs 2012 Incentive Equity Plan effective as of May 19, 2015, with the effect that no new awards would be granted under such previous plan, but any outstanding awards would continue in full force and effect in accordance with their terms.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Company was held on May 19, 2015. The preliminary voting results for the proposals submitted for a vote of Shareholders at the Annual Meeting are set forth below:
As of March 23, 2015, there were outstanding 153,279,552 common shares and 731,223 shares of 7.00% Series A mandatory convertible preferred stock, which were represented by 29,248,925 depositary shares (each of which represents 1/40th of a share of our mandatory convertible preferred stock), entitled to vote at the Annual Meeting.

Each such share was entitled to one vote and voted together as a single class. There were present at the Annual Meeting, in person or by proxy, holders of 119,850,089 common shares representing more than a majority of the voting power and constituting a quorum.
At the meeting, the Shareholders voted on the following items:
Proposal No. 1 - Election of Directors
The following nominees were elected as directors by the votes indicated below for a term that will expire on the date of the 2016 annual meeting of shareholders:

NOMINEES	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John T. Baldwin	70,893,632	2,113,226	611,174	46,232,057
Robert P. Fisher, Jr.	70,791,356	2,273,011	553,665	46,232,057
Lourenco Goncalves	70,479,857	2,373,846	764,329	46,232,057
Susan M. Green	70,719,183	2,336,082	562,767	46,232,057
Joseph A. Rutkowski, Jr.	70,820,241	2,201,366	596,425	46,232,057
James S. Sawyer	70,910,875	2,139,088	568,069	46,232,057
Michael D. Siegal	70,903,294	2,151,140	563,598	46,232,057
Gabriel Stoliar	70,828,185	2,178,879	610,968	46,232,057
Douglas C. Taylor	70,498,953	2,528,537	590,542	46,232,057

Proposal No. 2 - Approval on an Advisory Basis of the Compensation of the Named Executive Officers
This proposal received an affirmative vote of more than a majority of the shares present, in person or by proxy, and entitled to vote. The voting results were as follows:

FOR	66,797,179
AGAINST	5,712,465
ABSTAIN	1,108,388
BROKER NON-VOTES	46,232,057

Proposal No. 3 - Approval of Cliffs' 2015 Equity and Incentive Compensation Plan
This proposal received an affirmative vote of more than a majority of the shares present, in person or by proxy, and entitled to vote. The voting results were as follows:

FOR	66,559,522
AGAINST	5,948,038
ABSTAIN	110,471
BROKER NON-VOTES	46,232,058

Proposal No. 4 - Approval of Cliffs' 2015 Employee Stock Purchase Plan
This proposal received an affirmative vote of more than a majority of the shares present, in person or by proxy, and entitled to vote. The voting results were as follows:

FOR	68,785,207
AGAINST	3,948,565
ABSTAIN	884,260
BROKER NON-VOTES	46,232,057

Proposal No. 5 - Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2015
This proposal received an affirmative vote of more than a majority of the shares present, in person or by proxy, and entitled to vote. The voting results were as follows:

FOR	116,542,302
AGAINST	2,502,487
ABSTAIN	805,300

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	May 21, 2015	By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan